UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

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CRONA CORP.
(Exact name of registrant as specified in its charter)

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Wyoming	333-216180	35-2574778
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

422 Richards Street, Unit 170

Vancouver, BC V6B 2Z4

Tel:  (888) 998-9449

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CCCP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 7, 2023, Crona Corp. (the “Company”) and a majority of its shareholders by written consent, appointed Lucille Zdunich and Robert Brown as Directors of the Company.

Lucille Zdunich has had a 30-year career in residential and commercial real estate sales. From 2010 until present she has been President La Luna Ventures Inc., a private real estate investment company. From 2018 until present, she has been the Founder and President of El Sol Ventures Inc. a private company currently focused on commercial retail real estate. Ms. Zdunich also brings expertise in marketing and management having founded Pinnacle Drilling Products in 2009, she also served as the organization’s Executive Director of Marketing.

Robert Brown completed his studies in Finance and Marketing at British Columbia Institute of Technology in 1996. He then went on to spend 10 years as the Director of Operations with RCB Management Group in Prince George, BC. In 2006, Mr. Brown made a pivot to the construction industry. Working in Management for Co-Op Home Center in Saskatchewan, Mr. Brown was responsible for bid completions and subsequent construction projects with a focus on budgeting and inventory. In 2009, Mr. Brown joined RTB Construction as a contractor managing various construction projects from interior renovations to new building developments. From 2015 until 2020, Mr. Brown worked as Assistant Branch Manager with Richform / BrockWhite Construction Materials where he managed the warehouse, maintained the fleet of tilt construction hardware, and was responsible for outside contractor sales. From 2020 until Present, Mr. Brown is the Yard Supervisor for R-Four Contracting where he manages shipping and receiving and coordinates job site material requirements.

Ms. Zdunich and Mr. Brown will serve as a director until their duly elected successor is appointed or they resign. There are no arrangements or understandings between Ms. Zdunich and Mr. Brown and any other person pursuant to which they were selected as an officer and director. Mr. Robert Brown is the brother of our President Mr. Chris Brown. Other than disclosed, there are no family relationship between Ms. Zdunich, Mr. Brown and any of our other officers or directors. Ms. Zdunich and Mr. Brown have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On February 3, 2023, the Company filed Articles of Continuance with the Secretary of State for the state of Wyoming. Accordingly, the Company transferred its state of formation from Nevada to Wyoming and became a Wyoming entity and is, now, subject to the provisions of the Wyoming Business Corporation Act. In conjunction with this change of domicile, the Company increased the number of common shares that it is authorized to issue to 1,000,000,000 shares, par value $0.00001 per share. No other corporate actions were made.

On February 7, 2023, the Company submitted a Certificate of Dissolution to the Secretary of State for the State of Nevada dissolving the Company’s existence in Nevada. The Company’s Articles of Incorporation and any and all amendments thereto continue to be the charter documents of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crona Corp.

Date: February 7, 2023	By:	/s/ Chris Brown
Chris Brown
President & CEO

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